                                                                     EXHIBIT 11

                            ENVIROTEST SYSTEMS CORP.
           EXHIBIT 11 -STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


Earnings (loss) per share are computed using the weighted average number of shares outstanding plus incremental shares issuable upon exercise of outstanding options and warrants using the treasury stock method.

                                                                 Three                         Nine
                                                             Months Ended                  Months Ended
                                                               June 30,                      June 30,
                                                          1996           1995           1996           1995
                                                      ------------   ------------   ------------   ------------

INCOME (LOSS)

Net Income (loss)                                      $   (6,337)    $   (2,409)    $  (17,164)    $   (4,457)
                                                      ------------   ------------   ------------   ------------
                                                      ------------   ------------   ------------   ------------
EARNINGS (LOSS) PER COMMON AND
COMMON EQUIVALENT SHARE (b)

Weighted average number of shares outstanding              16,620         16,134         16,530         16,026

Net effect of dilutive stock options based on
     the treasury method using the average
     market price of common stock (a)                         652          1,159            740          1,282
                                                      ------------   ------------   ------------   ------------

Common stock and common stock equivalents                  17,272         17,293         17,270         17,308
                                                      ------------   ------------   ------------   ------------
                                                      ------------   ------------   ------------   ------------

Earnings (loss) per common and common
     equivalent share (b)                              $    (0.37)    $    (0.14)    $    (0.99)    $    (0.26)
                                                      ------------   ------------   ------------   ------------
                                                      ------------   ------------   ------------   ------------

EARNINGS (LOSS) PER COMMON SHARE -
ASSUMING FULL DILUTION (b)

Weighted average number of shares outstanding              16,620         16,134         16,530         16,026

Net effect of dilutive stock options based on
     the treasury method using the end of
     period market price of common, if
     higher than average (a)                                  652          1,159            740          1,278
                                                      ------------   ------------   ------------   ------------

Common stock and common stock equivalents                  17,272         17,293         17,270         17,304
                                                      ------------   ------------   ------------   ------------
                                                      ------------   ------------   ------------   ------------

Earnings (loss) per common and common
     equivalent share (b)                              $    (0.37)    $    (0.14)    $    (0.99)    $    (0.26)
                                                      ------------   ------------   ------------   ------------
                                                      ------------   ------------   ------------   ------------


Notes:
(a)  Common stock equivalents represent stock options and warrants.
(b) These calculations for the three and nine months ended June 30, 1996 are submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.



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